UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 8, 2015

AUTOMATIC DATA PROCESSING, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-5397	22-1467904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One ADP Boulevard, Roseland, New Jersey	07068
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code:	(973) 974-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 8, 2015, our Board of Directors approved an amendment to the Company’s Amended and Restated By-Laws, which became effective upon such approval.  The amendment to the By-Laws added Section 7.08 to the By-Laws to select the Delaware Court of Chancery (or in the absence of state court jurisdiction, the federal district court for the District of Delaware) as the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or the By-Laws, or (d) any action asserting a claim governed by the internal affairs doctrine, unless the Company consents in writing to an alternative forum.  The preceding summary of the amendment to the By-Laws is qualified in its entirety by reference to the complete copy of the Amended and Restated By-Laws, filed as Exhibit 3.1 and incorporated by reference herein.
Item 9.01.  Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Amended and Restated By-Laws of Automatic Data Processing, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2015	Automatic Data Processing, Inc.

	By:	/s/ Michael A. Bonarti
Name: Michael A. Bonarti
Title: Vice President

Exhibit Index

Exhibit Number	Description
3.1	Amended and Restated By-Laws of Automatic Data Processing, Inc.